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                                                                    Exhibit 23.6

CONSENT OF PERSON NAMED AS ABOUT TO BECOME A DIRECTOR

The undersigned, who has agreed to serve as a member of the Board of Directors of Alliance Laundry Holdings Inc. (the "Company") hereby grants the Company consent to use his name in its Registration Statement on Form S-1 and all amendments, including post-effective amendments, to the Registration Statement (or any other Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933).


Date: May 20, 2004                                 By: /s/ Philip W. Cheney
                                                  --------------------------
                                                       Philip W. Cheney